                                                      Exhibit 3(b)

                                     BY-LAWS
                                       of
                              TRANS-LUX CORPORATION
                              ---------------------

                   As Amended and Effective December 12, 2001


                                     OFFICES
                                     -------

        1. The Corporation may have an office or offices at such place or places within and/or without the State of Delaware as the Board of Directors may from time to time appoint, or the business of the Corporation may require.


                                      SEAL
                                      ----

        2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware," and be in such form as the Board of Directors shall determine.


                              STOCKHOLDERS' MEETINGS
                              ----------------------

        3. All meetings of the stockholders shall be held at the office of the Corporation or such other place as the Board of Directors shall designate in the notice of such meeting.


        4.    (a)   The annual meeting of stockholders shall be held on the last
Thursday of April in each year if not a legal holiday and if a legal holiday, then on the next secular day following, or such other date as selected by the Board of Directors, at such hour as the Board of Directors shall fix and designate in the notice of meeting, for the purpose of electing directors, by ballot, and for the transaction of such other business as may properly be brought before the meeting.

              (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this paragraph and applicable law. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation in accordance with Rule 14a-8(3)(i) under the Securities Exchange Act of 1934 or, if the Corporation is not subject to such proxy rule, not less than 30 days prior to the date of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this paragraph (b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

              (c) Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than 120 days prior to the anniversary date of the immediately preceding annual meeting. Such stockholder's notice shall set forth
(i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (x) whether such nominee is to be elected by the holders of the Common Stock, Class B Stock or both in accordance with the certificate of incorporation and these by-laws, and (y) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this paragraph (c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


        5. The holders of a majority of the voting power of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.


        6. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies shall be subject to cancellation before any meeting, and any proxy shall be deemed cancelled by a proxy of later date. Each holder of Common Stock shall have one vote and each holder of Class B Stock shall have ten votes for each such share of stock having voting power registered in his name on the books of the Corporation as of the record date set by the Board of Directors. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a plurality vote except where a greater vote or a separate plurality vote of the Common Stock and Class B Stock is required by the certificate of incorporation.


        7. There shall be appointed by the Board of Directors at a regular or special meeting of the Board preceding a stockholders' meeting at which an election of directors shall take place, two (2) inspectors of election. If any or all of the inspectors so appointed by the Board of Directors shall refuse to act or fail to attend the stockholders' meeting, then the Chairman of the Board shall at the opening of the stockholders' meeting appoint an inspector or inspectors to fill any vacancy caused by any or all of said inspectors failing to attend or refusing to act. The inspectors appointed to act as aforesaid, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting, and according to their best ability, and the oath so taken shall be subscribed by them and filed with the Secretary of the Corporation. Inspectors shall receive and take charge of all proxies and ballots and shall decide all questions touching upon the qualification of voters, the validity of proxies and the acceptance and rejection of votes. If a proxy is apparently the act of the stockholder and regular upon its face, the inspectors may accept the same. Inspectors shall make a written certificate of the result of election and file the same with the Secretary of the Corporation.


        8. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the Corporation, at least twenty days prior to the meeting.


        9. A complete list of the stockholders entitled to vote at the ensuing elections, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.


       10. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or by the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.


       11. Business transacted at all special meetings shall be confined to the objects stated in the call.


       12. Written notice of a special meeting of the stockholders, stating the time and place and object thereof shall be mailed, postage prepaid at least fourteen days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation.


       13. Independent public auditors of the books of the Corporation and its subsidiaries shall be recommended by the stockholders of the Corporation at each annual meeting and a representative of the auditing firm last chosen shall be requested to attend the annual meeting each year.


                                    DIRECTORS
                                    ---------

       14.    (a)   The Management of all the affairs, property and business of the Corporation shall be vested in a Board of Directors consisting of not less than five, nor more than fifteen persons, the exact number to be fixed from time to time by resolution of a majority of the directors. Directors shall be divided into three classes, the size of each class to be determined by the directors prior to the election of a particular class. At each annual meeting, directors shall be elected for a term of three years to replace those whose terms shall expire or for the remaining term of the class for which such directors have been chosen, as the case may be, and shall hold office until their successors shall be elected and shall qualify. Any vacancies in the Board, or any increase thereof to the maximum number, may be filled by vote of the existing Board of Directors at any time.

              (b) The holders of the Common Stock, voting separately as a class, shall have the right at each meeting of stockholders with respect to election of directors to elect such number of directors who, together with all other directors previously elected by the holders of Common Stock (the "Common Stock Directors") and whose terms are not expiring at such meeting, constitute twenty-five (25%) of the total number of directors of the entire Board of Directors. Such right to elect directors shall be in accordance with the certificate of incorporation and these by-laws of the Corporation in effect from time to time. The remaining directors of the Board of Directors shall be elected by the holders of Class B Stock voting separately as a class. In the event that twenty-five percent (25%) of the number of directors so fixed at any time is not a whole number, the number of Common Stock Directors shall be rounded up to the nearest whole number. Notwithstanding the foregoing, in no event shall the Common Stock Directors constitute more than twenty-five (25%) (or the next highest whole number) of the entire Board of Directors and, in the event that on the record date of any stockholder meeting with respect to the election of directors the number of Common Stock Directors whose terms are not expiring at such stockholder meeting, constitute at least twenty-five (25%) of the entire Board of Directors, the holders of Common Stock shall have no vote in the election of directors at such meeting and no Common Stock Directors shall be elected at such meeting.

              (c) If on the record date of any stockholder meeting with respect to the election of directors the number of shares of Class B Stock which is issued and outstanding is less than twelve-and-a-half percent (12-1/2%) of the total number of shares of Common Stock and Class B Stock which is issued and outstanding, the holders of the Common Stock shall vote separately as a class to elect twenty-five percent (25%) of the directors to be elected in the manner specified in paragraph (b), and shall also be entitled to vote in the election of the remaining directors to be elected, together with the holders of the Class B Stock, voting, for this purpose as one class, with each share of Common Stock entitled to one (1) vote and each share of Class B Stock entitled to ten (10) votes.

              (d) In the event that the continued listing for trading of the Corporation's Common Stock on the American Stock Exchange no longer requires twenty-five percent (25%) of the number of directors to be elected by the holders of the Common Stock in the manner specified in Paragraphs (b) and (c), then such right of the holders of Common Stock to elect twenty-five percent (25%) of the number of directors shall cease and at all elections of directors following such change, the Common Stock and Class B Stock shall vote in the election of directors as one class, with each share of Common Stock entitled to one (1) vote and each share of Class B Stock entitled to ten (10) votes.


       15. The directors may hold their meetings at such office of the Corporation or such other place as they may from time to time determine. At all meetings of the Board of Directors, a majority of the Board shall constitute a quorum and be empowered to transact any business that may come before it.


       16. In addition to the powers and authorities by these by-laws expressly conferred upon them the Board may exercise all such powers of the Corporation, and do all such legal acts and things as are not by statute or by the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders. It may make any rules and regulations for the transaction of the Corporation's business and the conduct, powers and duties of its officers and employees, not inconsistent with the statutes or the certificate of incorporation of the Corporation or these by-laws.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

       17. (a) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

              (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

              (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

              (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

              (e) (i) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Paragraph 17. (ii) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Paragraph 17.

              (f) The indemnification provided by this Paragraph 17 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Paragraph 17.

        The foregoing rights of indemnification shall not be exclusive of other rights to which such director, officer, employee or agent may be entitled as a matter of law.


                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                   ----------------------------------------

       18. The directors may elect from their number an Executive Committee of not less than three nor more than six members, one of whom shall be the Chairman of the Board, which may make its own rules of procedure and shall meet where and as provided by such rules or by a resolution of the directors. A majority shall constitute a quorum and in every case the affirmative vote of a majority of all the members of such committee shall be necessary to adopt any resolution. Vacancies in the membership of such committee may be filled by the Board of Directors at a regular meeting or special meeting called for that purpose.


       19. During the interval between the meetings of directors, the Executive Committee shall have and may exercise all powers of the directors in the management of the business and affairs of the Corporation, including powers to authorize the seal of the Corporation to be affixed to all papers which may require it in such manner as such committee shall deem best for the interests of the Corporation in all cases in which specific directions shall not have been given by the directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.


       20. In addition to the Executive Committee, the Board of Directors may designate one or more other committees, each committee to consist of one or more of the directors as elected by the Board of Directors. Such committee shall have such powers and authority as the Board of Directors may provide. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                           COMPENSATION OF DIRECTORS
                           -------------------------

       21. At the first meeting of the Board of Directors following the annual meeting of stockholders, the directors shall have the power to set fees for their services, and for services on any committee, special or standing.


                             MEETINGS OF THE BOARD
                             ---------------------

       22. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.


       23. Special meetings of the Board may be called by the Chairman of the Board or by the Vice Chairman on five (5) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or by the Vice Chairman or Secretary in like manner and on like notice on the written request of any four (4) directors.


       24. At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.


                                   OFFICERS
                                   --------

       25. The officers of the Corporation shall be chosen by the directors. There shall be one or more Chief Executive Officers, a President, one or more Vice-Presidents, a Secretary and Treasurer. The Secretary and Treasurer may be the same person and any of the Vice-Presidents may hold at the same time the office of Secretary or Treasurer.


       26. The Board of Directors may appoint such other officers and agents from their members, or otherwise, as shall be deemed necessary including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.


       27. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.


       28. The officers and agents of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer or agent elected, or appointed, by the Board may be removed at any time by an affirmative vote of a majority of the whole Board of Directors.


                            CHAIRMAN OF THE BOARD
                            ---------------------

       29. The Chairman of the Board of Directors shall be chosen by the directors from amongst their number and shall preside at all meetings of the stockholders and the Board of Directors. He shall not be deemed an officer, but he, with the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, may sign all certificates of the shares of the capital stock of the Corporation. He shall be an ex officio member of any and all committees.


                          VICE CHAIRMAN OF THE BOARD
                          --------------------------

       30. The Board of Directors may elect, from amongst their number, a Vice Chairman of the Board of Directors who, in the absence of the Chairman of the Board, shall preside at all meetings of stockholders and Board of Directors. He shall not be deemed an officer of the Corporation. With the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, he may sign all certificates of shares of the capital stock of the Corporation. The Vice Chairman shall perform such other duties as may be assigned to him by the Board of Directors.


                           CHIEF EXECUTIVE OFFICER
                           -----------------------

       31. The Board of Directors may appoint one or more officers to serve as Chief or Co-Chief Executive Officer. The Chief or Co-Chief Executive Officer shall have such duties as shall be determined from time to time by the Board. The Chief Executive Officer, or one of the Co-Chief Executive Officers as determined by the Board of Directors, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside at all meetings of the Stockholders and if a Director, the Board of Directors.


                                THE PRESIDENT
                                -------------

       32. The President, in the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer or Co-Chief Executive Officers, shall preside at all meetings of the Stockholders and, if a Director, the Board of Directors. Unless otherwise limited by the Board of Directors, he shall have power to sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation and with the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary may sign all certificates of the shares of the capital stock of the Corporation. He shall perform such other duties as may be assigned to him by the Board of Directors.


                               VICE-PRESIDENTS
                               ---------------

       33. Except as otherwise provided by the Board of Directors, in the absence or disability of the President, the Executive Vice President, the Senior Vice Presidents and the other Vice-Presidents in the order in which they shall have been elected at the last election of officers by the Board of Directors, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.


                                  SECRETARY
                                  ---------

       34. The Secretary shall attend all sessions of the Board and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty.


                                  TREASURER
                                  ---------

       35.    (a)   The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

              (b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.


       36. He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


                                  VACANCIES
                                  ---------

       37. If the office of any director, or of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect, of which such vacancy occurred.


                      DUTIES OF OFFICERS MAY BE DELEGATED
                      -----------------------------------

       38. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director; PROVIDED, a majority of the entire Board concur therein.


                                   STOCK
                                   -----

       39. The Board of Directors shall have power to fix from time to time the price at which the authorized shares of common stock of the Corporation may be issued and sold at a price which the Board of Directors in their sole judgment, shall fix and determine, and all shares when issued and sold shall be deemed fully paid and non-assessable.


       40. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the Vice Chairman of the Board or President, and the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary.


                              TRANSFER OF STOCK
                              -----------------

       41. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.


                           REGISTERED STOCKHOLDERS
                           -----------------------

        42. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.


                              LOST CERTIFICATE
                              ----------------

       43. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in such sum as it may direct whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed. No resolution of the Board shall be required with respect to the replacement of 200 or fewer shares where appropriate bond of indemnity is provided.


                            INSPECTION OF BOOKS
                            -------------------

       44. The directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


                                   CHECKS
                                   ------

       45. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.


                                FISCAL YEAR
                                -----------

       46.    The fiscal year shall begin on the first day of each year.


                                 DIVIDENDS
                                 ---------

       47. Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.

       Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation, such a sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.


                                  NOTICES
                                  -------

       48. Whenever under the provisions of these by-laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice as may be given in writing, by mail, by depositing the same in the post-office or letter-box in a postpaid wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

       Any stockholder, director, or officer may waive any notice required to be given under these by-laws.


                                 AMENDMENTS
                                 ----------

       49. The Board of Directors by a vote of the majority of the whole Board may at any meeting make and alter the by-laws for the Corporation.


                                   GENDER
                                   ------

       50. Words of the masculine gender used herein shall include the feminine and the neuter, and may refer to a corporation.